UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Paulson Capital Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAULSON CAPITAL CORP.

April 28, 2006

Dear Stockholder:

The 2006 Annual Meeting of Stockholders of Paulson Capital Corp. (the “Company”) will be held at the Company’s headquarters, 811 SW Naito Parkway, Portland, Oregon 97204 in the third-floor conference room on Thursday, June 8, 2006 at 2:00 p.m. (PDT).

The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

As in the past, we will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors of Paulson Capital Corp., I would like to thank you for your continued support and confidence.

Sincerely,
/s/ CHESTER L.F. PAULSON
Chester L.F. Paulson
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
June 8, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Paulson Capital Corp. (the “Company”) will be held at the Company’s headquarters, 811 SW Naito Parkway, Portland, Oregon 97204, in the third-floor conference room on Thursday June 8, 2006 at 2:00 p.m. (PDT) for the following purposes:

1.             To elect five Directors whose term of office will expire in 2007.

2.             To transact any other business that properly comes before the Annual Meeting and any adjournments thereof.

Holders of Common Stock of record as of the close of business on May 9, 2006 are entitled to receive notice of and vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

By order of the Board of Directors
/s/ JACQUELINE M. PAULSON
Jacqueline M. Paulson
Secretary

Portland, Oregon

April 28, 2006

PAULSON CAPITAL CORP.
811 SW Naito Parkway
Portland, Oregon 97204

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2006

This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of Paulson Capital Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held in the third-floor conference room of the Company’s headquarters, 811 SW Naito Parkway, Portland, Oregon 97204, on Thursday June 8, 2006 at 2:00 p.m. (PDT) and any adjournments thereof. These proxy materials are being mailed on or about May 9, 2006 to holders of record on May 9, 2006 of the Company’s Common Stock.

The Company

The Company, which was incorporated under the laws of the state of Oregon in 1970, is a holding company which, through its wholly owned subsidiary, Paulson Investment Company, Inc. (“PIC”), engages in a full service brokerage business, including the purchase and sale of securities from and to the public and for its own account and in investment banking activities.

Voting Securities

Holders of record at the close of business on May 9, 2006 of the Company’s Common Stock, no par value (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each outstanding share of Common Stock entitles the holder to one vote. The Company’s Articles of Incorporation do not provide for cumulative voting. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee, but do have the effect of a “no” vote in determining whether other proposals are approved.

On April 13, 2006, 6,187,940 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of these shares constitutes a quorum.

Revocability of Proxies

A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors.

Solicitation

All expenses of the Company in connection with this solicitation estimated to be $1,500 will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company and its subsidiary by telephone, telex, fax, in person or otherwise without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record by such persons and will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5 percent of the Company’s outstanding Common Stock as of March 31, 2006, and sets forth the number of shares of Common Stock beneficially owned by each director, by each Named Executive, as defined in the Summary Compensation Table below, of the Company and by all directors of the Company and executive officers of the Company or PIC as a group:

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Outstanding Shares Beneficially Owned

Officers and directors:

Chester L.F. and Jacqueline M. Paulson(3)	2,957,886	(4)	49.0%
Steven Kleemann	750,800	(5)	12.1%
Paul Shoen	43,508	(6)	*
Scott Weber	36,000		*
Shannon P. Pratt	22,254	(7)	*
Lorraine Maxfield	19,200	(8)	*
Trent Davis	11,000	(9)	*
Charles Paulson	7,000	(10)	*
All Directors and executive officers as a group (11 persons)	3,984,178	(11)	64.4%

Greater than 5 percent shareholders:

Charles P.A. and Amy Paulson	478,698	(12)	7.7%

*              Less than 1%

(1)           The address for all stockholders is 811 SW Naito Parkway, Suite 200, Portland, OR 97204, except for Charles P.A. and Amy Paulson, whose address is 1000 SW Broadway, #1660, Portland, Oregon 97203.

(2)           “Shares beneficially owned” include securities over which the person has or shares the power to vote or to direct investment, or in which the person has the right to acquire beneficial ownership within 60 days through the exercise of any option, warrant, or right of conversion of a security or otherwise, including, but not limited to, vested options issued under the Company’s 1999 Stock Option Plan exercisable within 60 days of March 31, 2006.

(3)           Includes shares held by Chester L.F. Paulson, Jacqueline M. Paulson and Paulson Family, LLC.

(4)           Includes 15,000 shares issuable upon exercise of options held by each of Chester and Jacqueline Paulson exercisable within 60 days of March 31, 2006.

(5)           Includes 11,000 shares issuable upon exercise of options within 60 days of March 31, 2006.

(6)           Includes 11,000 shares issuable upon exercise of options within 60 days of March 31, 2006.

(7)           Includes 11,000 shares issuable upon exercise of options within 60 days of March 31, 2006.

(8)           Includes 11,000 shares issuable upon exercise of options within 60 days of March 31, 2006.

(9)           Consists of 11,000 shares issuable upon exercise of options within 60 days of March 31, 2006.

(10)         Includes shares held in custodial accounts.

(11)         Includes 112,000 shares issuable upon exercise of options within 60 days of March 31, 2006.

(12)         Charles P.A. and Amy Paulson own the shares as joint tenants.

EXECUTIVE COMPENSATION

The Company’s compensation structure consists of base salary and cash bonuses as well as potential long-term compensation through profit sharing and stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interest with those of stockholders.

Bonus and profit sharing amounts are based upon a percentage fixed by the Board of Directors of a bonus/profit sharing pool based upon PIC’s profits, if any. For the reporting periods presented, the Board authorized 15 percent of PIC’s pretax income up to $1 million and 10 percent of pretax income thereafter, excluding income derived from the increase in the value of the underwriter warrants, to be placed into the bonus/profit sharing pool. For 2005, the bonus/profit sharing pool calculation was approximately $1,700,000, but the Board of Directors authorized bonus payments of $550,000 and a profit sharing contribution of $500,000 for a total of $1,050,000. For 2004, the bonus/profit sharing pool calculation was approximately $500,000, and the Board of Directors authorized bonus payments of $250,000 and a profit sharing contribution of $250,000 for a total of $500,000. For 2003, the bonus/profit sharing pool calculation was approximately $675,000, but the Board of Directors authorized bonus payments of $200,000 and a profit sharing contribution of $150,000 for a total of $350,000.

Retirement benefits for employees of the Company, who have completed certain service requirements, are provided by a defined contribution profit-sharing plan. The profit-sharing plan provides for annual contributions at the discretion of PIC’s Board of Directors, as discussed above, which are allocated to participants’ accounts in proportion to their compensation. Of the amount allocated to an individual, 20 percent, 40 percent, 60 percent, 80 percent and 100 percent are vested after two, three, four, five and six years of service, respectively. In the event of death, retirement at or after age 59, or termination of employment because of disability, the participant immediately becomes entitled to 100 percent of his or her account. Retirement benefits are based on the investment performance of each participant’s account under the profit-sharing plan.

The Company has a 1999 Stock Option Plan (the “Option Plan”). The Option Plan provides for the grant of incentive options and nonqualified options. Stock options are granted under the Option Plan both to reward past performance and to motivate future performance. The term and conditions of stock options granted under the Option Plan are determined by the Board of Directors. Under the Option Plan, a maximum of 500,000 shares of the Company’s Common Stock may be issued. Unless otherwise determined by the Board of Directors, in the event the employment of any optionee by the Company or a subsidiary terminates by retirement or for any reason other than because of death or physical disability, the term of any exercisable option shall end not later than 30 days after the date of the termination of employment.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for services in all capacities to the Company and its subsidiary for the fiscal years ended December 31, 2005, 2004 and 2003 of those persons who were, at December 31, 2005, the Chief Executive Officer and the four other most highly compensated Executive Officers whose total annual compensation exceeded $100,000 in fiscal 2005 (collectively the “Named Executives”).

Name and Principal Position	Year	$ Commissions	$ Salary	$ Bonus	Securities Underlying Options (# Shares)	Profit Sharing Plan Contributions (1)	Gain From Exercise of Underwriter Warrants (2)	Gain From Exercise of PLCC options

Chester L.F. Paulson, President	2005	1,463,567	—	40,000	—	17,514	432,399	—
	2004	683,153	—	20,000	—	10,359	33,509	98,875
	2003	201,977	—	20,000	15,000	7,677	127,104	—

Charles Paulson, V.P. Proprietary Trading	2005	1,294,952	35,427	20,000	—	17,514	—	—
	2004	145,377	38,807	10,000	—	9,891	—	—
	2003	13,208	34,358	10,000	5,000	3,098	—	—

Scott Weber, Sr. V.P. of Trading	2005	667,365	65,880	20,000	—	17,514	—	22,420
	2004	245,617	68,014	10,000	—	10,359	—	72,580
	2003	287,656	63,960	10,000	10,000	7,677	—	—

Trent Davis, President/ CEO	2005	192,783	43,596	30,000	—	17,514	165,997	—
	2004	289,079	44,617	10,000	—	10,359	6,446	—
	2003	174,729	42,324	10,000	5,000	7,677	18,081	—

Lorraine Maxfield, Sr. V.P. Corporate Finance	2005	30,653	39,990	20,000	—	17,514	492,160	—
	2004	43,847	44,136	10,000	—	5,734	—	36,138
	2003	23,030	42,952	10,000	5,000	6,850	102,862	—

(1)           Amounts shown include contributions of $1,500 for each of the Named Executives relating to PIC’s match of the employee contributions to PIC’s 401(k) retirement plan and contributions of PIC’s tax qualified profit sharing plan.

(2)           Underwriter warrants are received by PIC upon the completion of corporate finance transactions for its clients. Amounts included in the table above represent the net gain received from the exercise of underwriter warrants by the Named Executives are based upon the difference in the price of the security on the dates of the exercise of the warrants and the exercise prices of the warrants.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

There were no stock option awards during fiscal year 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information about the Company’s equity compensation plans in effect as of the end of fiscal year 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	193,000	$3.92	444,468
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	193,000	$3.92	444,468

(1)           Consists of the Company’s 1999 Stock Option Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Shown below is information with respect to the exercised and unexercised options to purchase the Company’s Common Stock granted under the Company’s 1999 Stock Option Plan to the Named Executives.

	Shares Acquired	Value	Number of Shares Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Chester Paulson	—	—	15,000	—	$22,950	—
Charles Paulson	11,000	$24,775	—	—	—	—
Scott Weber	16,000	$22,420	—	—	—	—
Trent Davis	—	—	11,000	—	$24,555	—
Lorraine Maxfield	—	—	11,000	—	$24,555	—

(1)           The amounts reflected are based on a closing price of the Company’s Common Stock, as reported on the Nasdaq Capital Market, as of December 31, 2005 ($5.985) minus the exercise price of the option, multiplied by the number of shares underlying the options.

DIRECTORS AND EXECUTIVE OFFICERS

Paulson Capital Corp.

Name, Age, Public Directorships and Principal Occupations During Past Five Years	Director Since

Directors:

Chester L.F. Paulson, Age 70 Chairman of the Board; President of the Company; Director of Corporate Finance of PIC	1970
Jacqueline M. Paulson, Age 67 Secretary-Treasurer of the Company; Secretary-Treasurer of PIC	1976
Steve Kleemann, Age 65 Private investor	2001
Shannon P. Pratt, Age 72 Chairman and CEO—Shannon Pratt Valuations, LLC, a business valuation and financial advisory services firm (Managing Owner—Business Valuation Resources prior to 10/05)	1998
Paul Shoen, Age 49 Founder and Chairman of Pantechnicon Aviation, Ltd., a Nevada company that leases and charters aircraft, since 1995; private investor	1998

Paulson Investment Company	Employee Since

Other Executive Officers of Paulson Investment Company, Inc.:

Trent Davis, Age 38 President/CEO of PIC, (Senior Vice President, Syndicate/National Sales prior to 7/05)	1996
Karen Johannes, Age 46 Chief Financial Officer (Senior Vice President, Accounting prior to 3/06; Senior Financial Analyst—Willamette Management Associated prior to 10/03)	2003
Harry Striplin, Age 47 Senior Vice President, Compliance	1991
Scott Weber, Age 45 Senior Vice President, Trading	1982
Lorraine Maxfield, Age 55 Senior Vice President, Corporate Finance	1983
Carol Rice, Age 55 Senior Vice President, Accounting (Chief Financial Officer prior to 3/06)	1975

Chester L.F. Paulson and Jacqueline M. Paulson are husband and wife.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board and Committee Meetings

During fiscal 2005, the Board of Directors, the Audit Committee and the Compensation Committee each held three meetings. Each current director attended, in person or by teleconference, at least 75 percent of the aggregate of (i) the total number of meetings of the Board, and (ii) the number of meetings held by all the committees of the Board on which he or she served.

The Board of Directors has a standing Audit Committee. The Audit Committee reviews and makes recommendations to the Board of Directors concerning our internal accounting procedures, reviews and consults with our independent accountants on the accounting principles and auditing practices used for its financial statements and makes recommendations to the Board of Directors concerning the engagement of independent accountants and the scope of the audit to be undertaken by the accountants. The current members of the Audit Committee are Mr. Kleemann, Dr. Pratt and Mr. Shoen. All members are independent under the listing standards of the NASDAQ stock market.

The Board of Directors has a standing Compensation Committee. The Compensation Committee is primarily responsible for reviewing the compensation of our executive officers, including the Chief Executive Officer, and for administering our stock option plan. The current members of the Compensation Committee are Mr. Kleemann, Dr. Pratt and Mr. Shoen. All members are independent under the listing standards of the NASDAQ stock market.

The Board of Directors does not have a standing nomination committee because members of the Board of Directors together identify qualified individuals to become directors. The Board of Directors also determines the composition of Board committees and assists in the development and implementation of our corporate governance standards. Although we have no formal policy regarding shareholder nominees, shareholders wishing to nominate a candidate should submit the candidate’s name and qualifications to our corporate secretary in writing at our principal executive offices in Portland, Oregon. The Board of Directors will assess a shareholder nominee based upon the candidate’s background, skills and experience, in light of the needs of the Board of Directors at that time.

Compensation of Directors

The Company’s Directors are compensated through their participation in the bonus pool as described under “Executive Compensation” above.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter, a copy of which is attached to this Proxy Statement as an appendix. In connection with our audited financial statements for 2005, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Board of Directors and the Audit Committee has identified Dr. Shannon P. Pratt as the committee’s financial expert. Dr. Pratt holds a doctoral degree of business administration in finance. Dr. Pratt’s experience includes over 30 years of experience as managing director of a national business valuation firm, and is currently Chairman and CEO of Shannon Pratt Valuations, a business valuation and financial advisory firm. Dr. Pratt’s credentials include Chartered Financial Analyst, Fellow and Accredited Senior Appraiser, Master Certified Business Appraiser, and Certified in Mergers & Acquisitions.

The Audit Committee engages the Independent Public Accountants to audit the financial statements of the Company and PIC. The Audit Committee has given Company management pre-approval for tax, financial, and operational consulting work where the one time or cumulative cost of the project will be less than $50,000.

The Board of Directors and the audit committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference herein.

AUDIT COMMITTEE MEMBERS
Shannon P. Pratt
Paul Shoen
Steve Kleemann

COMPENSATION COMMITTEE REPORT

The Compensation Committee is primarily responsible for oversight of the compensation of the executive officers of the Company and of PIC. The Committee reviews compensation with consideration of several factors, including: (i) the performance of the Company and PIC; (ii) the rate of pay that is competitive in the marketplace; and (iii) the performance of the individual.

Base compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and leadership. Consideration is given to salaries for executive officers of comparably sized companies in the securities industry.

Bonus compensation for executive officers is tied to the performance of the Company and PIC. Bonus amounts typically are based upon a percentage fixed by the Board of Directors of a bonus pool derived from PIC’s profits.

Stock-based incentive compensation is intended to align the interest of shareholders and senior management by providing managers appropriate incentives to achieve Company profitability and success. The Compensation Committee is responsible for determining who should receive a grant, when the grant is made, the exercise price per share (in the case of options), vesting provisions and the size of the grant. In determining the size of the award, the Committee considers industry practices, market conditions, individual performance and other pertinent factors. There were no stock option grants in fiscal 2005.

In fiscal 2005, the Compensation Committee approved the executive compensation disclosed in the section titled “Executive Compensation.”

This report of the Compensation Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference herein.

COMPENSATION COMMITTEE MEMBERS
Shannon P. Pratt
Paul Shoen
Steve Kleemann

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP was the Company’s independent auditor for the year ended December 31, 2004. Effective November 17, 2005, the Audit Committee of the Board of Directors of Paulson Capital Corp. approved the engagement of McGladrey & Pullen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005, to replace Grant Thornton LLP, who were dismissed as of the same date. This action followed the Audit Committee’s determination that the Company’s audit and tax services should be separated. The Company has continued its relationship with Grant Thornton for tax services. Representatives from McGladrey & Pullen, LLP will not be attending the annual meeting.

Principal Accounting Firm Fees

The Company paid the following fees for services performed by McGladrey & Pullen and Grant Thornton LLP, in 2005 and 2004:

	2005	2004

Annual Audit Fees	$122,031	$83,848
Audit Related Fees	1,410	—
Tax Related Fees	46,616	51,440

Total	$170,057	$135,288

The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant’s independence and has determined that it is. The work performed on the Company’s financial statements for the fiscal year ended December 31, 2004, and each of the three quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, respectively, was completed by Grant Thornton employees. The work performed on the Company’s financial statements for the fiscal year ended December 31, 2005, was completed by McGladrey & Pullen employees.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors has nominated five of the current directors, Messrs. Paulson, Kleemann and Shoen, Ms. Paulson, and Dr. Pratt to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The persons named on the enclosed proxy (the proxy holders) will vote for election of the nominees unless you have withheld authority for them to do so on your proxy card. If the nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

Vote Required

If a quorum of shareholders is present at the Annual Meeting, the five nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors.

Recommendation

The Board of Directors recommends that shareholders vote for the re-election of Messrs. Paulson, Kleemann and Shoen, Ms. Paulson, and Dr. Pratt.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all section 16(a) filing requirements applicable to its executive officers and directors have been complied with.

OTHER MATTERS

Discretionary Authority

Although the Notice of Annual Meeting of Stockholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

Stockholder Proposals

Any stockholder proposal to be considered for inclusion in proxy materials for the Company’s 2007 Annual Meeting must be received at the principal executive offices of the Company no later than January 9, 2007. To be eligible for inclusion in the 2007 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. For a stockholder proposal not to be considered for inclusion in the proxy materials for the 2007 annual meeting, such proposal must be received by the Company in writing no less than 60 days prior to the 2007 Annual Meeting.

Stockholder Communication with the Board of Directors

Any stockholder may contact our Board of Directors in writing by addressing the communication to: Board of Directors, Paulson Capital Corp., c/o Corporate Secretary, 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.

Performance Graph

The following graph compares the yearly percentage change in the Company’s cumulative total shareholder return on its common stock with the cumulative total return of the Russell 2000 Index for the period from December 31, 2000 through December 31, 2005. The Russell 2000 Index measures the performance of the small-capitalization sector of the U.S. equity broad market.

ADDITIONAL INFORMATION

Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company’s most recent fiscal year. Written requests for such Report should be directed to:

Jacqueline M. Paulson, Secretary
Paulson Capital Corp.
811 SW Naito Parkway, Suite 200
Portland, Oregon 97204

You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

By order of the Board of Directors
/s/ JACQUELINE M. PAULSON
Jacqueline M. Paulson
Secretary

Portland, Oregon
April 28, 2006

Appendix A

Paulson Capital Corp.

Audit Committee Charter

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring the integrity of the financial statements of the Company and the independence and performance of the Company’s external auditors. The Audit Committee has the responsibilities and powers set forth in this Charter, but it is the responsibility of management of the Company and the independent auditor, not the Audit Committee, to plan or conduct audits and to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and other applicable standards. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market or of any exchange on which the Company’s securities are listed for trading.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

2. Meet periodically, but no less than once per year, with management and the independent auditor to:

(a) Review the annual audited financial statements, including major issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements.

(b) Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

(c) Review the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures.

(d) Obtain reports from management and the independent auditor as to whether the Company and its subsidiaries are in conformity with applicable legal requirements.

(e) Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

3. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings.

4. Evaluate the performance of the independent auditor and recommend to the Board the appointment or replacement of the independent auditor. Receive confirmation from the independent auditor of its understanding that it is ultimately accountable to the Audit Committee and the Board.

5. Approve the fees to be paid to the independent auditor.

6. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

7. Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss these reports with the auditor, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor. Review and approve requests for any significant management consulting engagements to be performed by the independent auditor.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

9. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. This review should include a discussion of any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

10. Review the internal audit function of the Company, including the independence and authority of its reporting obligations, and the qualification of the Company’s internal audit staff. Meet with the Company’s internal audit department representative to review the plan and scope of work of the internal audit staff and to monitor the progress of the plan.

11. Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for its Annual Meeting of shareholders.

12. Review with the Company’s general counsel or other management personnel if there is no general counsel, legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

13. Meet at least annually with the chief financial officer and the independent auditor in separate sessions.

14. Perform any other oversight or special investigative functions delegated by the Board of Directors.

15. Make regular reports to the Board.

PAULSON CAPITAL CORP.—REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF PAULSON CAPITAL CORP.

THE UNDERSIGNED stockholder(s) of PAULSON CAPITAL CORP. (the “Company”), 811 SW Naito Parkway, Portland, Oregon 97204, hereby appoints Chester L.F. Paulson and Jacqueline M. Paulson as their designees and each of them, with full powers of substitution, proxies of the undersigned to cast all votes which undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held June 8, 2006 at 2:00 p.m. (PDT) in the third-floor conference room at the Company’s offices, and all adjournments thereof, with all powers undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

Item 1. Election of Directors. List of Nominees: Chester L.F. Paulson, Jacqueline M. Paulson, Steve Kleemann, Shannon P. Pratt, Paul F. Shoen.

☐ For all Nominees      ☐ Withhold all Nominees

☐ Withhold Nominees indicated:

The Board of Directors recommends a vote FOR all nominees.

The Company knows of no other business to come before the meeting. The Proxy Holders intend to vote FOR the Nominees unless this proxy is marked to the contrary. If any other business comes before the meeting, this Proxy will be voted in accordance with the judgment of the Proxy Holders. This Proxy will be used only at the June 8, 2006 Annual Meeting or any adjournment(s) thereof.

Undersigned hereby acknowledge(s) receipt of the accompanying Notice of Annual Meeting and Proxy Statement dated April 28, 2006, prior to signing this Proxy. Please sign, date and return this proxy in the envelope provided. PLEASE SIGN EXACTLY AS SHOWN ON THIS PROXY. ONLY ONE SIGNATURE IS NEEDED FOR JOINT OWNERSHIP.

	Signature	Signature

Date	Printed Name	Printed Name